Exhibit 99.1

INVESTOR RELATIONS CONTACT:
Steven D. Barnhart,
Senior Vice President and Chief Financial Officer
847-286-8700
FOR IMMEDIATE RELEASE:
March 7, 2014

SEARS HOMETOWN AND OUTLET STORES, INC. ANNOUNCES RELEASE DATE FOR 2013 Q4 AND 2013 FISCAL YEAR EARNINGS RELEASE

HOFFMAN ESTATES, IL. - Sears Hometown and Outlet Stores, Inc. (NASDAQ: SHOS) intends to issue its 2013 fourth fiscal quarter and 2013 fiscal year earnings release on March 14, 2014 before the market opens.